EXHIBIT 99.1

American Science and Engineering, Inc. Announces Corporate Realignment

Creation of Focused Business Units Will Improve Operations, Expedite New Product Development, Heighten Focus on Strategic Services Offerings, and Reduce Costs by Approximately $6 Million

BILLERICA, Mass. — June 4, 2015 — American Science and Engineering, Inc. (NASDAQ: ASEI) (“AS&E”) announced today a realignment of the Company into two focused business units, Detection Products and Detection Services. Each business unit will have profit and loss accountability and a dedicated leadership team.  The Company also expects to generate annual cost savings of approximately $6 million through a combination of workforce and other cost reductions, including a reduction in the size of its management cost structure.  The Company expects to begin realizing the resulting cost savings in the second quarter of fiscal year 2016 (ending September 30, 2015). This realignment is expected to improve AS&E’s operational efficiencies, expedite new product development, heighten focus on strategic Detection Services growth initiatives, and create a leaner corporate structure to better address current market conditions.

“AS&E’s Board and management team have been working diligently to transform our business to ensure we are optimally positioned to meet our customers’ evolving detection needs,” said Chuck Dougherty, AS&E’s President and CEO. “Today’s announcement is the next step in our transformation, as it aligns our resources with the size and composition of our business while enabling us to operate and innovate with even greater speed, efficiency, and capability. We are confident that this new structure, which is designed to reduce operating costs and support revenue growth, will better position us to execute on our existing opportunity pipeline and will accelerate the expansion of our product and service offerings as we move forward with our strategic growth initiatives to enhance shareholder value.”

About AS&E

American Science and Engineering, Inc. (AS&E) is the trusted global provider of threat and contraband detection solutions for ports, borders, military, critical infrastructure, law enforcement, and aviation. With over 50 years of experience, AS&E offers proven, advanced X-ray inspection systems to combat terrorism, drug smuggling, illegal immigration and trade fraud. AS&E systems are designed in a variety of configurations for cargo and vehicle inspection, parcel inspection, and personnel screening. Using a combination of technologies, these systems provide superior detection capabilities, with high-energy, dual-energy, and Z Backscatter X-rays. Learn more about AS&E products and technologies at www.as-e.com and follow us on Twitter @ase_detects.

Public Relations Contact:

Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc.
978-440-8392	978-262-8700
dana@redjavelin.com	lberman@as-e.com

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws.  AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time,  the company’s cash flows from operations and market and general economic conditions. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K,  which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.